Exhibit 99.2
Residential Mortgage Services Holdings, Inc. and Subsidiary
Condensed Consolidated Balance Sheets (unaudited)
June 30, 2021 and December 31, 2020

	June 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$84,746,044	$74,777,346
Restricted cash	2,021,322	7,484,324
Mortgage loans held for sale, at fair value	420,209,942	411,282,272
Construction loans	36,915,397	31,397,955
Derivative assets, at fair value	17,058,567	30,817,656
Accounts receivable and other loans receivable	1,110,358	1,676,224
Prepaid expenses	883,489	1,224,792
Loans held for investment, net	7,129,128	5,055,449
Income tax receivable	4,488,398	7,422,157
Due from related parties	—	2,355,471
Other real estate owned, net	188,580	188,580
Property and equipment, net	3,996,104	4,386,995
Mortgage servicing rights, net	4,815,448	5,370,975
Other assets	454,172	512,805
Total assets	$584,016,949	$583,953,001
Liabilities and Stockholders’ Equity
Liabilities:
Warehouse lines of credit	$431,181,016	$417,728,917
Derivative liabilities, at fair value	1,018,736	4,236,188
Accounts payable	1,121,029	1,135,828
Accrued compensation and related expenses	13,128,624	23,931,656
Accrued interest and other expenses	17,039,613	5,254,833
Escrow amounts on funded loans	8,978,591	5,555,744
Notes payable	223,838	297,133
Capital lease obligations	286,510	195,192
Due to related parties	7,856	—
Deferred taxes	4,596,134	8,915,422
Total liabilities	477,581,947	467,250,913
Commitments and contingencies (Notes 2, 8, 10 and 13)
Stockholders’ equity:
Preferred stock, convertible: Series B, $.001 par value per share, 30,000 shares authorized; 30,000 issued and outstanding at June 30, 2021 ($55,850,337 liquidation preference) and December 31, 2020 ($70,876,572 liquidation preference)	30,000,000	30,000,000
Common stock, $.001 par value per share, 86,800 shares authorized; 30,120 shares issued and outstanding at June 30, 2021 and December 31, 2020	30	30
Additional paid-in capital	1,428,661	1,408,823
Retained earnings	75,006,311	85,293,235
Total stockholders’ equity	106,435,002	116,702,088
Total liabilities and stockholders’ equity	$584,016,949	$583,953,001
See notes to condensed consolidated financial statements

Residential Mortgage Services Holdings, Inc. and Subsidiary
Condensed Consolidated Statements of Operations (unaudited)
Six Months Ended June 30, 2021 and 2020

	Six Months Ended
	June 30, 2021	June 30, 2020
Revenue:
Loan production income:
Gain on sale of mortgage loans	$144,484,588	$108,457,576
Origination fees	4,576,592	2,638,052
Processing fees	17,715,158	14,723,532
Interest income on mortgage loans held for sale	4,384,207	4,920,013
Total loan production income	171,160,545	130,739,173
Servicing income:
Servicing fee income	869,887	552,657
Subservicing fees	(234,464)	(167,230)
Total servicing income	635,423	385,427
Total revenue	171,795,968	131,124,600

Loan production expense:
Commission salaries and benefits	55,437,391	44,168,572
Underwriting fees	6,518,026	5,022,563
Investor fees	3,023,505	2,360,489
Warehouse fees	952,043	586,286
Interest expense on warehouse lines of credit	3,638,275	3,613,431
Total loan production expense	69,569,240	55,751,341
Net loan production income	102,226,728	75,373,259

Operating expenses:
Salaries and benefits	36,409,755	26,434,943
Occupancy	4,488,330	4,536,913
Depreciation	1,075,992	1,170,762
Professional fees	1,021,498	1,116,818
Office expense	4,941,368	4,153,747
Bank fees	187,361	166,581
Dues and licenses	505,108	330,457
Gifts and sponsorships	220,986	114,071
Travel and entertainment	317,865	326,201
Advertising	540,529	517,126
Taxes and insurance	501,127	454,737
Conference and meetings	485,243	612,666
Total operating expenses	50,695,162	39,935,022
Net operating income	51,531,566	35,438,237

Other income (expense):
Interest income on loans held for investment and other	1,125,503	671,673
Interest expense on notes payable	(7,669)	(28,760)
One time transaction expense	(12,255,354)	(63,000)
Other	(1,679,908)	(1,073,218)
Total other expense	(12,817,428)	(493,305)
Income before income taxes	38,714,138	34,944,932
Income tax expense	(11,925,995)	(10,170,249)
Net income	$26,788,143	$24,774,683
See notes to condensed consolidated financial statements

Residential Mortgage Services Holdings, Inc. and Subsidiary

Condensed Consolidated Statements of Changes in Stockholders’ Equity (unaudited)
Six Months Ended June 30, 2021 and 2020

	Preferred Stock in RMS Holdings, Inc. Redeemable, Series A	Preferred Stock in RMS Holdings, Inc. Redeemable, Series B	Common Stock	Additional Paid-In Capital	Retained Earnings (Deficit)	Total Stockholders’ Equity
Balances, December 31, 2020	$—	$30,000,000	$30	$1,408,823	$85,293,235	$116,702,088
Stock compensation expense	—	—	—	19,838	—	19,838
Dividends on Series B Preferred Stock	—	—	—	—	(37,075,067)	(37,075,067)
Net income	—	—	—	—	26,788,143	26,788,143
Balances, June 30, 2021	$—	$30,000,000	$30	$1,428,661	$75,006,311	$106,435,002

Balances, December 31, 2019	$20,000,000	$30,000,000	$30	$1,276,775	$7,554,645	$58,831,450
Stock compensation expense	—	—	—	68,760	—	68,760
Dividends on Series A Preferred Stock	—	—	—	—	(2,500,000)	(2,500,000)
Net income	—	—	—	—	24,774,683	24,774,683
Balances, June 30, 2020	$20,000,000	$30,000,000	$30	$1,345,535	$29,829,328	$81,174,893

See notes to condensed consolidated financial statements

Residential Mortgage Services Holdings, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (unaudited)
Six Months Ended June 30, 2021 and 2020

	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Reconciliation of net income to net cash provided by (used in) operating activities:
Net income	$26,788,143	$24,774,683
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	1,075,992	1,170,762
Mortgage servicing rights amortization	988,617	801,793
Mortgage servicing rights valuation allowance	(453,923)	957,591
Stock compensation expense	19,838	68,760
Fair value adjustment on derivatives	10,541,637	(19,158,173)
Provision for losses on loans held for investment	707,595	(79,290)
Provision for losses on other real estate owned	—	35,784
Proceeds from sale of mortgage loans held for sale and construction	4,269,427,944	3,229,387,160
Origination of mortgage loans held for sale and construction	(4,288,105,604)	(3,403,357,222)
Changes in operating assets and liabilities:
Due from related parties	2,363,327	151,588
Deferred income taxes	(4,319,288)	—
Prepaid expenses	341,303	(20,938)
Mortgage servicing rights retained	20,831	(2,102,200)
Accounts receivable and other loans receivable	(747,266)	(7,196,719)
Income tax receivable	2,933,759	8,104
Other assets	58,633	(2,743)
Accounts payable	(14,799)	1,214,439
Accrued interest and other expenses	11,784,782	9,322,344
Escrow amounts on funded loans	3,422,847	1,932,122
Accrued compensation and related expenses	(10,803,031)	3,016,312
Net cash provided by (used in) operating activities	26,031,337	(159,075,843)
Cash flows from investing activities:
Net change in loans held for investment	(5,031,571)	(5,451,105)
Net change in construction loans	4,619,670	15,742,675
Proceeds from sale of loans held for investment	3,176,306	10,430,141
Net change in other real estate owned	—	(144,001)
Purchases of property and equipment	(775,981)	(694,093)
Disposal of property and equipment	90,880	—
Net cash provided by investing activities	2,079,304	19,883,617
Cash flows from financing activities:
Dividends on Preferred Stock	(37,075,067)	(2,500,000)
Capital lease acquisitions	151,377	205,705
Net advances on lines of credit	13,452,099	152,175,637
Payments on notes payable	(73,295)	(76,022)
Payments on capital lease obligations, net	(60,059)	—
Net cash (used in ) provided by financing activities	(23,604,945)	149,805,320
Net increase in cash and cash equivalents	4,505,696	10,613,094
Cash, cash equivalents and restricted cash:
Beginning of period	82,261,670	40,097,999
End of period	$86,767,366	$50,711,093

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,655,364	$3,735,116
Cash payments for income taxes, net of refunds	$13,308,201	$693,644
Non-cash transaction:
Reclass from loans held for sale to loans held for investment	$926,009	$4,169,785
See notes to condensed consolidated financial statements

Residential Mortgage Services Holdings, Inc. and Subsidiary

Notes to Condensed Consolidated Financial Statements (unaudited)

Note 1.    Summary of Significant Accounting Policies

Principles of consolidation and nature of business: The condensed consolidated financial statements include the accounts of Residential Mortgage Services Holdings, Inc. (Holdings) and its wholly owned subsidiary Residential Mortgage Services, Inc. (RMSI) (collectively, the Company). All significant intercompany balances and transactions have been eliminated in consolidation.

Holdings, a Delaware corporation, was formed in September 2013 to affect the recapitalization of RMSI.

RMSI, a Maine corporation incorporated in 1991 as a mortgage company, is the Company’s operating unit. RMSI originates residential loans for the purpose of selling such loans along with servicing rights to permanent investors in the secondary market. Loans are funded through warehouse lines of credit and are sold to investors generally within 30 days of origination. RMSI’s primary market areas are Southern Maine, New Hampshire, Massachusetts, Rhode Island, Connecticut and the mid-Atlantic region. For the six months ended June 30, 2021 and 2020, 65% and 60%, respectively, of RMSI’s loans originated for sale were sold to four investors.

The Company is subject to supervision and examination by state and federal regulatory authorities. Failure to comply with regulatory guidelines could subject the Company to various sanctions and penalties.

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale and in commitments to originate loans, which may negatively impact the Company’s operations. Credit risk is the risk of default that may result from the borrowers’ inability or unwillingness to make contractually required payments during the period in which loans are being held for sale.

Basis of presentation: The accompanying condensed consolidated financial statements and related notes have been prepared by the Company in accordance with accounting principles generally accepted in the United States (U.S. GAAP). Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to U.S. GAAP relating to interim financial statements. The December 31, 2020 balances reported herein are derived from the audited consolidated financial statements. These condensed consolidated financial statements should be read in conjunction with our consolidated financial statements and related notes for the year ended December 31, 2020. The Company follows the same accounting policies for preparing interim and annual reports. In the opinion of management, these condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) necessary to fairly state the condensed consolidated financial statements.

The results of operations for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year or for any other future period.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are susceptible to material change in the near term include the fair value estimates for loans held for sale and derivative financial instruments.

Loans held for investment and allowance for loan losses: Loans held for investment are recorded at the principal amount outstanding, net of an allowance for loan losses. The Company reviews its loan portfolios to determine whether an allowance is necessary to absorb losses that are estimated to have occurred. Loans are charged-off when deemed uncollectible. Loans are evaluated for delinquency based on payment terms. The Company has reviewed its loan portfolio and has determined that a $1,446,389 and $738,794 allowance for loan losses on loans held for investment is required at June 30, 2021 and December 31, 2020, respectively.

Loans are considered impaired when it is probable the Company will be unable to collect all amounts due according to the contractual terms. Impairment is measured based on the discounted expected future cash flows or the fair value of the collateral securing the loan if the loan is collateral dependent.

Interest income on loans is recognized on the accrual basis of accounting when interest is probable of collection. Management stops accruing interest when it is determined that collection is not assured.

At June 30, 2021 and December 31, 2020, there were no impaired loans or charge offs incurred.

Other real estate owned: Other real estate owned is recorded at estimated fair value, less estimated costs to sell, based on outside appraisals performed on the properties. Expenditures which increase values are capitalized. The Company has recorded an allowance for losses on other real estate owned of $268,251 for June 30, 2021 and December 31, 2020.

Cash and cash equivalents, restricted cash and certificates of deposit: In January, 2021, the Company opened operating, investment and restricted cash accounts at Wells Fargo Bank. The Company has invested $31,554,030 at June 30, 2021 in highly liquid money market funds, primarily invested in U.S. Treasury notes. These investments consist of excess, non-restricted cash funds. The Company can draw on these funds at any time without restriction. At June 30, 2021 and December 31, 2020, there was $7,088,071 and $64,088,036, respectively, invested in an overnight sweep account.

The Company maintains its cash and cash equivalents, restricted cash, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and the Company believes it is not exposed to any significant risk. At June 30, 2021 and December 31, 2020, the Company had cash on deposit, including restricted cash, at 12 institutions in the amount of $87,004,471 and $83,981,484 respectively, which exceeds the federally insured limits of $250,000 per institution. Differences between the amounts in the bank and the balances recorded in the accompanying consolidated balance sheets are due to outstanding checks and deposits in-transit.

The following table provides a reconciliation of the cash, cash equivalents and restricted cash reported within the consolidated statement of cash flows:

	June 30, 2021	December 31, 2020
Cash and cash equivalents	$84,746,044	$74,777,346
Restricted cash	2,021,322	7,484,324
	$86,767,366	$82,261,670

Restricted cash consists of cash reserves under warehouse lines of credit agreements.

Income taxes: Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are provided for the temporary differences between the tax basis of the Company’s assets and liabilities and their reported amounts. Deferred tax assets and liabilities are determined based on the enacted rates that are expected to be in effect when these differences are expected to reverse. Deferred tax expense or benefit is the result of the changes in the deferred tax assets and liabilities. Deferred tax assets are reduced by a valuation allowance if, based on the weight of evidence available, it is more likely than not that some portion or all of a deferred tax asset will not be realized.

Assets and liabilities are established for uncertain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold, based upon the technical merits of the position. Estimated interest and penalties, if applicable, related to uncertain tax positions are included as a component of income tax expense. Management of the Company has evaluated the positions taken on its tax returns filed and the potential impact on its tax status as of June 30, 2021 and December 31, 2020. The Company has concluded no uncertain income tax positions exist at June 30, 2021 and December 31, 2020. The Company’s tax years from 2016 to 2020 are open and subject to examination.

Stock-based compensation: There were 4,743 options outstanding at June 30, 2021. There were 1,135 options that became vested, and no options exercised during the six months ended June 30, 2021. The total compensation expense recorded, including the reversal of compensation expense related to forfeitures, was $19,838 and $68,760 during the six months ended June 30, 2021 and 2020, respectively. These amounts are recorded within the salaries and benefits operating expense line item on the condensed consolidated income statements. Total unrecognized compensation expense related to non-vested options as of June 30, 2021 amounts to $0.

Covid-19 Pandemic: In March 2020, the World Health Organization recognized COVID-19 as a pandemic and the President of the United States declared the COVID-19 outbreak a national emergency. Stringent measures were implemented by countries and local municipalities to help control the spread of the virus, followed by phased regulations and guidelines for reopening communities and economies. The pandemic and resulting measures have had a significant impact on national and global economies. COVID-19 has not had a material adverse impact on the Company’s operations, cash flows, financial position or the amount or availability of its liquidity.

Recent accounting pronouncements:

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, “Leases (Topic 842)”, which requires the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset to not recognize lease assets and lease liabilities. In transition, lessees are required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach, which includes a number of optional practical expedients that entities may elect to apply. This guidance is effective for fiscal years beginning after December 15, 2021, with early application permitted. The Company is currently evaluating the effect that this guidance will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU applies to all financial instruments carried at amortized cost, including loans held for investment. The new accounting standard does not apply to loans held for sale or for financial assets for which the fair value option has been elected. This standard is effective for private companies to years beginning after December 15, 2022. The Company is currently evaluating the effect that this guidance will have on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract, aligns the accounting for costs to implement a cloud computing arrangement that is a service with the guidance on capitalizing costs for developing or obtaining internal-use software. The Company adopted 2018-15 on January 1, 2021, with no material impact on the consolidated financial statements.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848).” The interest rate of the variable-rate indebtedness and the interest rate on the adjustable rate loans we originate and service is based on LIBOR. U.S.-dollar LIBOR is expected to be replaced with the Secured Overnight Financing Rate ("SOFR"), a new index calculated by reference to short-term repurchase agreements for U.S. Treasury securities. The ASU contains guidance designed to simplify how entities account for contracts that are modified to replace LIBOR. The guidance will not apply to any contract modification made after December 31, 2022.
Note 2.    Mortgage Loans Held for Sale

At June 30, 2021 and December 31, 2020, the Company had $420,209,942 and $411,282,272 outstanding in residential mortgage loans held for sale, respectively. The principal due upon maturity of mortgage loans held for sale at June 30, 2021 and December 31, 2020 is $406,748,047 and $399,133,510, respectively, which is $13,461,895 and $12,148,762 less than fair value, respectively. Mortgage loans held for sale serve as collateral for the Company’s lines of credit.

The Company enters into IRLCs with customers who have applied for residential mortgage loans and meet certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change and the loan commitment is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the customer does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor’s residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon.

At June 30, 2021 and December 31, 2020, the Company had outstanding IRLCs of $821,667,232 and $950,565,759 to customers, respectively. The Company expects to fund these commitments through the sale of the mortgage loans and borrowings under the Company’s lines of credit.

The Company’s policy is to hedge its loans held for sale and IRLC’s at various rates depending on market conditions. The Company economically hedges the changes in fair value of mortgage loans held for sale and IRLCs with TBAs and by entering into forward sale commitments with investors. At June 30, 2021 and December 31, 2020, the Company had commitments to deliver $617,978,189 and $666,992,364, respectively, in mortgage loans at specific rates and prices for TBA mortgage backed securities. The Company is exposed to credit loss in the event of nonperformance by the other parties to the TBAs and forward sale commitments; however, the Company does not anticipate nonperformance by the counterparties. In the six months ended June 30, 2021 and 2020, the fair value adjustment on derivatives amounted to a net loss of $10,541,637 and net gain of $19,158,173, respectively. The Company also has forward sale commitments with specific investors to deliver specific loans held for sale at a specified price on a best efforts basis.

In certain cases, the Company may be required to repurchase loans and return fees received on loans sold that entirely prepay, default within a specified period after they are sold or if there is subsequent discovery that underwriting standards were not met. A liability of $1,010,420 and $1,130,542 has been recorded at June 30, 2021 and December 31, 2020, respectively.

Note 3.    Property and Equipment

Property and equipment, including amounts recorded under capital leases, consists of the following:

	June 30, 2021	December 31, 2020
Leasehold improvements	$3,251,855	$3,249,806
Furniture and fixtures	6,842,021	6,934,121
Equipment and other	9,739,905	9,068,782
Software	2,027,973	2,027,973
Vehicles	704,651	919,990
	22,566,405	22,200,672
Less accumulated depreciation	(18,570,301)	(17,813,677)
	$3,996,104	$4,386,995

The net carrying value of assets held under capital lease arrangements at June 30, 2021 and December 31, 2020, was $339,899 and $238,381, respectively.

Depreciation and amortization expense was $1,075,992 and $1,170,762 for the six months ended June 30, 2021 and 2020, respectively, which includes amortization of assets under capital leases.

Note 4.    Mortgage Servicing Rights
Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans consists of the following:

	June 30, 2021	December 31, 2020
FHLMC	$38,123,545	$50,826,287
FNMA	616,305,223	729,381,425
	$654,428,768	$780,207,712

Mortgage servicing rights, net of valuation allowance, are summarized as follows:

	June 30, 2021	December 31, 2020
Balance at beginning of period	$5,370,975	$3,359,054
Additions	116,162	4,456,142
Sale of mortgage servicing rights	(136,995)	—
Amortization	(988,617)	(1,780,264)
Recovery/(Impairment)	453,923	(663,957)
Balance at end of period	$4,815,448	$5,370,975

Estimated fair value at end of period	$5,369,347	$5,610,474

The Company has recorded a reversal of impairment losses on the MSRs of $453,923 and recorded an impairment loss of $957,591 for the six months ended June 30, 2021 and 2020, respectively. The valuation allowance at June 30, 2021 and December 31, 2020 was $210,034 and $663,957, respectively.

Estimated amortization expense of the mortgage servicing rights for the next five years is as follows:

The remainder of 2021	$314,425
2022	749,711
2023	722,583
2024	605,501
2025	505,490

Note 5.    Warehouse Lines of Credit

The Company had a warehouse line of credit for mortgage loans with Bangor Savings Bank for $11,000,000, which expires on September 30, 2021. As of June 30, 2021, borrowings accrue interest at the 1 month LIBOR plus 1.85%. The principal balances owed on the line of credit as of June 30, 2021 and December 31, 2020 were $396,437 and $549,500, respectively.

The Company has a warehouse line of credit for mortgage loans with Truist Bank, formerly Branch Banking and Trust Company for $200,000,000, which expires on December 17, 2021. As of June 30, 2021, borrowings accrue interest at the greater of 1-month LIBOR or .75% LIBOR floor plus 1.75%. The principal balance owed on the line of credit as of June 30, 2021 and December 31, 2020 were $182,109,567 and $148,211,185, respectively.

The Company has a warehouse line of credit for mortgage loans with Wells Fargo Bank, N.A. (Wells Fargo) for $200,000,000, which expires 30 days after written notice has been delivered by either RMSI or Wells Fargo. As of June 30, 2021, borrowings accrue interest at 1-month LIBOR floor plus 1.75%. The principal balance owed on the line of credit as of June 30, 2021 and December 31, 2020 were $157,919,527 and $140,807,434, respectively.

The Company has a warehouse line of credit for mortgage loans with Flagstar Bank for $30,000,000, which expires on upon demand of either RMSI or Flagstar Bank. As of June 30, 2021, borrowings accrue interest at 1-month LIBOR floor plus 2% with a 3.5% interest floor. The principal balance owed on the line of credit as of June 30, 2021 and December 31, 2020, was $10,008,312 and $11,890,114, respectively. The line also has a sublimit of up to $10,000,000 for construction loan advances and these borrowings accrue interest at 1-month LIBOR plus 2.5%. The principal balance owed on construction borrowings was $8,249,367 and $7,251,053 as of June 30, 2021 and December 31, 2020, respectively.

The Company has a warehouse line of credit for mortgage loans with US Bank National Association (US Bank) for $100,000,000, which expired on July 28, 2021. As of June 30, 2021, borrowings accrue interest at the greater of 1-

month LIBOR or .50% LIBOR floor plus 1.75%. The principal balance owed on the line of credit as of June 30, 2021 and December 31, 2020 were $0 and $76,830,464, respectively.

The Company has a warehouse line of credit for mortgage loans with Comerica Bank for $75,000,000, which expires on March 16, 2022. As of June 30, 2021, borrowings accrue interest at the greater of 1-month LIBOR or .75% LIBOR floor plus 1.75%. The principal balance owed on the line of credit as of June 30, 2021 and December 31, 2020 were $54,158,370 and $16,910,487, respectively. The line also has a sublimit of up to $20,000,000 for construction loan advances. These accrue interest at the greater of 1-month LIBOR or 1.0% LIBOR floor plus 2.65%. The principal balance owed on construction borrowings as of June 30, 2021 and December 31, 2020 was $18,339,436 and $15,278,680, respectively.

The lines of credit are collateralized by assignments of the mortgages and notes funded by the lines of credit. Advance rates on the lines of credit range from 95% to 100% of the mortgage loan amount funded.

Lines of credit contain customary covenants, including, but not limited to, minimum levels of net worth, liquidity and profitability, and maximum levels of leverage. If the Company fails to comply with any of these covenants or otherwise defaults under a facility, the lender has the right to terminate the facility and require immediate repayment that may require the sale of the collateral at less than optimal terms.

In addition, if the Company defaults under one facility, it would generally trigger a default under the Company’s other facilities.

Note 6.    Notes Payable
Notes payable consists of the following:

	June 30, 2021	December 31, 2020
Revolving credit note, due in monthly installments of principal and interest, through September 28, 2021, secured by various vehicles	$81,537	$98,701
Various vehicle notes, due in monthly installments aggregating $9,364, including interest at rates ranging from 0.00% – 6.99%, maturity dates ranging from November 2021 – January 2025 and secured by vehicles	142,301	198,432
	$223,838	$297,133

Maturities on notes payable are as follows:

The remainder of 2021	$52,946
2022	83,098
2023	56,849
2024	29,458
2025	1,487
$223,838
Note 7.    Stockholders’ Equity
Holdings is authorized to issue 161,800 shares of all classes of capital stock, consisting of 86,800 shares of common stock, $0.001 par value per share, 75,000 shares of preferred stock, $0.001 par value per share, 35,000 of which are designated as Series A Preferred Stock and 30,000 of which are designated as Series B Preferred Stock, and 10,000 shares of which are available for designation in one or more classes as defined. The Series A Preferred Stock was retired at December 31, 2020.

The Series B Convertible Preferred Stock is convertible into the common stock of Holdings at the option of the holder or at the time of a qualifying event, as defined, is junior to the Series A Redeemable Preferred Stock but senior to the common stock (unless converted) and bears 12 percent cumulative dividends, compounded quarterly.

The number of shares of common stock to be issued upon conversion is based on the conversion price as defined. The Series B Convertible Preferred Stock is convertible into 30,000 shares of common stock. No dividend shall be paid or declared on any other series or class of junior stock until the Series B dividends are paid in full. The Series B liquidation preferences was $55,850,337 and $70,876,572 at June 30, 2021 and December 31, 2020, respectively.

The Series B shares have voting rights in proportion to the number of common shares into which they are convertible.

Pursuant to the Stockholders’ Agreement, the preferred stockholders are entitled to representation on the Board of Directors and have other rights as described in the Stockholders’ Agreement. If a management stockholder is terminated by the Company, the Company has the right but not the obligation to purchase any or all of such stockholder’s common shares at fair market value.

Note 8.    Leases
The Company leases sales offices throughout its primary market areas, as well as certain office equipment and vehicles under noncancelable operating leases expiring at various dates in 2021 through 2028.

During the six months ended June 30, 2021 and 2020, rent expense was $2,941,870 and $3,130,798, respectively. Rent expense attributable to related party leases was $279,485 and $359,963 for the six months ended June 30, 2021 and 2020, respectively.

The Company leases certain computer equipment and software under capital lease arrangements which expire at various times until 2023. At June 30, 2021 and December 31, 2020, the outstanding balance related to the capital leases was $286,510 and $195,192, respectively.

Future minimum obligations under all noncancelable leases are as follows:

	Operating Leases	Capital Leases
The remainder of 2021	$2,562,458	$49,563
2022	3,775,391	148,686
2023	2,659,121	73,612
2024	1,807,922	14,649
2025	1,346,206	—
Thereafter	1,309,495	—
	$13,460,593	$286,510

Note 9.    Retirement Plan

The Company sponsors a 401(k) plan covering all employees who meet minimum age and service requirements. Employees may contribute up to 100 percent of compensation. The Company matches 100 percent of contributions up to 4 percent of compensation. The Company recorded expense of $2,359,673 and $1,842,785, respectively, related to the plan for the six months ended June 30, 2021 and 2020.

Note 10.    Related Party Transactions
The Company periodically grants loans to stockholders and employees. Due to an overpayment of a loan, the balance at June 30, 2021 reflected a refund payable to stockholders and employees of $7,856. As of December 31, 2020, unsecured loans to stockholders and employees totaled $1,080,700.

The majority common stockholder is a partner in J.R. Seely Company, LLC and Seely & Vogel, LLC. The Company leases office space from J.R. Seely Company, LLC and Seely & Vogel, LLC under month-to-month lease arrangements. Rent expense for these arrangements in the six months ended June 30, 2021 and 2020, were $45,000 and $248,812, respectively. Effective January 1, 2021, three of the four related party office space leases that were previously month-to-month had an update to the lease agreement to extend the maturity to 2025.

The Company leases office space and executive units from J.R. Seely Company, LLC and Seely & Vogel, LLC and rent expense attributable to the leases was $234,485 and $111,151 in the six months ended June 30, 2021 and 2020, respectively. The future minimum lease obligations are $1,815,372 at June 30, 2021.

The Company executed an advisory services agreement for an annual fee of $500,000 payable monthly in advance to Eos Management, L.P., an affiliate of Eos Partners, L.P. and Eos Capital Partners, preferred stockholders of the Company. For the six months ended June 30, 2021 and 2020, the Company incurred advisory fees totaling $250,000, which are included in professional fees on the condensed consolidated statements of income.

The Company executed a consulting services agreement payable to a preferred stockholder of the Company. For the six months ended June 30, 2021 and 2020, the Company incurred consulting fees totaling $210,000 and $215,847, respectively, which are included in professional fees on the condensed consolidated statements of income.

Note 11. Income Taxes

The current and deferred components of income tax expense were as follows for the period ended June 30, 2021:

	Current	Deferred	Total
Federal	$11,611,378	$(3,082,339)	$8,529,039
State	4,633,906	(1,236,950)	3,396,956
	$16,245,284	$(4,319,289)	$11,925,995

The items giving rise to the deferred income tax items in the consolidated balance sheet at June 30, 2021 and December 31, 2020, are as follows:

	June 30, 2021	December 31, 2020
Deferred tax assets:
Allowance for loan losses	$552,373	$247,663
Impairment write-downs on other real estate owned	71,842	72,341
Accrued liabilities and other	1,259,905	896,237
Deferred income tax assets	1,884,120	1,216,241

Deferred tax liabilities:
Mortgage servicing rights	(1,289,657)	(1,448,434)
Prepaid expenses	(51,076)	(187,815)
Property and equipment	(407,585)	(448,499)
Forward delivery commitments	(4,295,731)	(7,168,439)
Loans held for sale	(436,205)	(878,476)
Deferred income tax liabilities	(6,480,254)	(10,131,663)
Net deferred income tax liabilities	$(4,596,134)	$(8,915,422)

Note 12.    Fair Value of Financial Instruments

The Company’s condensed consolidated financial statements include assets and liabilities that are measured based on their estimated fair values. The application of fair value estimates may be on a recurring or nonrecurring basis depending on the accounting principles applicable to the specific asset or liability or whether management has elected to carry the item at its estimated fair value as discussed in the following paragraphs.

Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

Level 1: Valuations based on quoted prices in active markets for identical assets or liabilities.

Level 2: Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or similar assets or liabilities.

Level 3: Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

Fair value on a recurring basis: The table below presents the balances of assets and (liabilities) carried at fair value on a recurring basis:

	Total	Level 1	Level 2	Level 3
June 30, 2021:
Mortgage loans held for sale	$420,209,942	$—	$420,209,942	$—
Interest rate lock commitments	17,058,567	—	—	17,058,567
TBAs	(1,018,736)	—	(1,018,736)	—

	Total	Level 1	Level 2	Level 3
December 31, 2020:
Mortgage loans held for sale	$411,282,272	$—	$411,282,272	$—
Interest rate lock commitments	30,817,656	—	—	30,817,656
TBAs	(4,236,188)	—	(4,236,188)	—

The following are descriptions of the valuation methodologies for instruments measured at fair value:

Mortgage loans held for sale and IRLCs: The fair value of the Company’s IRLCs and loans held for sale are based on the following assumptions:
•The assumed gain on the expected loan sale to the buyer using estimated prices observed in the market for loans with similar characteristics, mainly interest rate, term, and type of loan product (Level 2).
•The estimated premiums observed in the market for loans sold servicing-released (Level 2).
•The origination fee income, commission expense, and other conversion costs expected to be received or incurred for the resulting loans related to IRLCs (Level 3).
•An estimate of the fall out expected from IRLCs that will not ultimately result in funded loans (Level 3).

TBAs and forward sale commitments: The fair value of TBAs and forward sale commitments is estimated based on the market price movement of similar instruments from the trade date to the reporting period-end date (Level 2).

Note 13.    Commitments and Contingencies

The Company is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the condensed consolidated financial statements.

Note 14.    Subsequent Events
Management has evaluated subsequent events through September 16, 2021 which is the date the condensed consolidated financial statements were available to be issued.

As of July 31, 2021, management has re-evaluated the subsequent events and noted on May 10, 2021, the Company and publicly traded retail mortgage lender, Guild Holdings (Guild), announced the signing of a definitive merger agreement under which Guild will acquire RMS. The transaction was finalized on July 1, 2021. The June 30, 2021 financial statements include the significant accruals related to the transaction. RMS management team will continue to manage the business.